EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              CRAFTCLICK.COM, INC.

          The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth, as follows:

FIRST: The name of the corporation (herein referred to as the "Corporation") is:
CraftClick.com, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is c/o National Corporate Research, Ltd., 615 Dupont Highway, County of Kent, Dover, Delaware 19901. The name of the Corporation's registered agent at such address is National Corporate Research, Ltd.

THIRD: The purposes of the Corporation are to engage in, promote, conduct, and carry on any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 55,035,425 shares, of which 5,000,000 shares shall be preferred stock, par value $.001 per share ("Preferred Stock"), of which 35,425 shares shall be Series A Convertible Preferred Stock, par value $.001 per share ("Series A Convertible Preferred Stock") and of which 50,000,000 shares shall be common stock, par value $.001 per share ("Common Stock").


A.       Preferred Stock

          (1) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

          (2) Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of the series and the powers, preferences, and rights of the shares of the series, and the qualifications, limitations, or restrictions thereof, including the following:

                  (a) The distinctive designation and number of shares comprising the series, which number may, except where otherwise provided by the Board of Directors in creating the series, be increased or decreased from time to time by action of the Board of Directors, but not below the number of shares then outstanding;

                  (b) The rate of dividends, if any, on the shares of that series, whether dividends shall be noncumulative, cumulative to the extent earned, or cumulative, and if cumulative, from which date or dates, whether


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dividends shall be payable in cash, property, or rights, or in shares of the
Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

                 (c) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of the redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable or at whose option they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, or the property or rights, including securities of any other corporation, payable in case of redemption;

                  (d) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into the sinking fund;

                  (e) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

                  (f) Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of the conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method, if any, of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares, or similar event;

                  (g) Whether the issuance of any additional shares of the series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences, or rights of any such other series; and

                  (h) Any other preferences, privileges, and powers and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions of the series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

B.       Series A Convertible Preferred Stock

         (1) Stated Value. The Series A Preferred Stock shall have a stated value of $39.29 per share ("Stated Value"), which amount is subject to adjustment as provided in this Article Fourth, paragraph B6(f) hereof.

         (2) Redemption Rights. The Series A Preferred Stock shall not be subject to any right of redemption by the Corporation or by the holder thereof.

         (3) Dividends. The Series A Preferred Stock is not entitled to any dividends.


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         (4) Rights on Liquidation, Dissolution or Winding Up, Etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as a result of which the assets of the Corporation, whether from capital, surplus or earnings, shall be made available for distribution to the stockholders of the Corporation, such assets shall be distributed in the following order of priority.

          (i) The holders of the Series A Preferred Stock and all other classes or series of any class of capital stock which rank pari passu therewith shall be entitled to receive prior to and in preference to any distributions to the holders of Junior Securities (as hereinafter defined in this section) an amount equal to the Stated Value (as it may be adjusted from time to time as provided in this Article Fourth, paragraph B6(f), pro rata among all such securities based on their relative rights. After such distribution in respect of the Series A Preferred Stock and any other classes or series of any capital stock which rank pari passu, the remaining assets of the Corporation, if any, will be available for distribution to the holders of the Corporation holding Junior Securities.

          (ii) Junior Securities means the Common Stock, $.001 par value per share ("Common Stock") of the Corporation and any other security of the Corporation not designated as ranking pari passu with the Series A Preferred Stock.

          (iii) The Corporation may issue any class or series of any class of capital stock, other than Common Stock, which rank pari passu with the Series A Preferred Stock with respect to rights on liquidation, and winding up or dissolution of the Corporation.

          (5) Voting Rights.

                  (a) Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock and Common Stock shall vote together as a single class on all matters. Each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted, pursuant to the provisions of this Article Fourth, paragraph B6, on the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is first solicited. In the event the holders of the Series A Preferred Stock are required to vote as a class on any matter, the affirmative vote or consent of not less than fifty percent of the outstanding shares of Series A Preferred Stock shall be required to approve such matter, and if any matter is approved by that requisite percentage of holders, the matter shall bind all holders of the Series A Preferred Stock. In a class vote by the Series A Preferred Stock, each outstanding share of Series A Preferred Stock shall have one vote.

                  (b) In addition, so long as any of the Series A Preferred Stock is outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, shall be necessary to: 1) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws (whether by amendment, merger or otherwise) which adversely affects the preferences, rights or powers of the Series A Preferred



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Stock, including, without limitation, the voting powers and liquidation preference of the Series A Preferred Stock, or change the Series A Preferred Stock into any other securities (other than in accordance with this Article Fourth, paragraph B6), 2) issue any additional Series A Preferred Stock or create, authorize or issue any capital stock that ranks prior to the Series A Preferred Stock with respect to or upon liquidation, dissolution, winding up or otherwise, or 3) redeem for cash any Junior Securities or any securities ranking pari passu with the Series A Preferred Stock.

         (6)      Conversion Rights.

                  (a) Conversion Rate. The Series A Preferred Stock will convert at the rate of one share of Common Stock for each share of Series A Preferred Stock, subject to adjustment as herein provided ("Conversion Rate").

                  (b) Mandatory Conversion. The Series A Preferred Stock will automatically convert into shares of common stock at the Conversion Rate, upon the closing of a best efforts or firm commitment underwritten public offering by the Corporation of debt or equity securities pursuant to an effective Registration Statement under the Securities Act of 1933 that results in gross cash proceeds to the Corporation of at least $5,000,000 or a private placement of debt or equity securities by the Corporation that results in gross cash proceeds to the Corporation of at least $5,000,000 (each a "Qualified Offering").

                  (c) Conversion at the Option of the Holder. Subject to the provisions of this Article Fourth, paragraph B6, each holder of shares of Series A Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert its outstanding shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Rate.

                  (d) Mechanics of Conversion (i) In order to exercise the conversion privilege set forth in this Article Fourth, paragraph B6(c), the holder of the shares of Series A Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Each conversion pursuant to this Article Fourth, paragraph B6(c) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date.

                    (ii) Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

                    (iii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's


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written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares.

                    (iv) Effective upon conversion, the shares of Series A Preferred Stock so converted shall no longer be deemed to be outstanding and shall be cancelled, and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Article Fourth, paragraph B6. The Certificate of Incorporation may be amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock.

                    (v) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

                    (vi) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

                    (vii) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                    (viii) In connection with the conversion of any shares of Series A Preferred Stock, no fractional shares of Common Stock shall be issued, but in lieu thereof the Corporation shall round up any fractional shares to the nearest whole number of shares of Common Stock.

                  (e) Reservation of Shares. The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversion of the Series A Preferred Stock.

                  (f) Adjustments to Conversion Rate and Stated Value. (i) In case the Corporation shall at any time after the date of issue of the Series A Preferred Stock declare a dividend or make a distribution on Common Stock payable in Common Stock, subdivide or split the outstanding Common Stock, combine or reclassify the outstanding Common Stock into a smaller number of shares or consolidate with, or merge with or into, any other person where the Corporation is not the surviving entity, or engage in any reorganization, reclassification or recapitalization which, in the case of any such transaction is effected in such a manner that the holders of Common Stock are entitled to receive stock, securities, cash or other assets with respect to or in exchange for Common Stock (other than as a cash dividend or distribution declared by the Corporation), the Conversion Rate or the kind and amount of stock, securities,


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cash or other assets issuable upon conversion of the Series A Preferred Stock in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization shall be adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or securities, cash and other assets which, if the Series A Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization. In addition, the Stated Value will also be adjusted to reflect an amount equal to 1,390,000 divided by the number of shares of Common Stock into which the Series A Preferred Stock is then convertible, less the value of any cash or property distributed to the holders of the Series A Preferred Stock after the date of issuance of the Series A Preferred Stock. The above adjustment shall be made successively whenever any event listed above shall occur.

                    (ii) For a period of two years from the date of issue of the Series A Preferred Stock if the Corporation (A) issues or sells any shares of Common Stock for consideration per share that is less than Stated Value or (B) issues or sells any securities of the Corporation convertible into, or exercisable or exchangeable for, shares of Common Stock, with a conversion, exercise or exchange price per share that is less than the Stated Value, where the issuance or sale is for a capital raising purpose only and it is not a Qualified Offering (together referred to as an "Adjusting Transaction"), then immediately upon the consummation of an Adjusting Transaction the Conversion Rate and the Stated Value will be adjusted as provided in this subsection. The Conversion Rate will be adjusted to such number of shares of Common Stock equal to (A) the total number of issued and outstanding shares of Common Stock immediately after the Adjusting Transaction, divided by (B) the total number of issued and outstanding shares of Common Stock immediately before the Adjusting Transaction, times (C) the Conversion Rate in effect immediately prior to the Adjusting Transaction. The Stated Value will be adjusted to such dollar amount equal to (A) 1,390,000 divided by (B) the total number of shares of Common Stock that would be issuable on conversion of the Series A Preferred Stock immediately after consummation of the Adjusting Transaction, (as if no Series A Preferred Stock had been converted in the event any Series A Preferred Stock had been converted and cancelled prior to the Adjusting Transaction). Successive adjustments shall be made to the then Stated Value and Conversion Rate for successive Adjusting Transactions.

                    (iii) For the purpose of clarification, and not by way of limitation, an Adjusting Transaction under this subsection shall not include (A) the issuance of Common Stock or the grant of any option or warrant convertible or exercisable for Common Stock or issuance of a promissory note convertible into Common Stock, if issued or sold to any person (including officers, directors, employees and consultants, whether a natural person or entity) in connection with employment by the Corporation or in payment for services or goods delivered to the Corporation, (B) the issuance of Common Stock as a dividend or in connection with a stock split or other subdivision of shares of Common Stock, (C) the issuance of Common Stock on conversion or exercise of any outstanding convertible or exercisable securities of the Corporation or (D) the issuance of Common Stock or securities convertible into Common Stock in connection with any merger, acquisition of assets or combination in which the Corporation is the surviving corporation.



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                  (g) All adjustments pursuant to this Article Fourth, paragraph
B6 shall be notified to the holders of Series A Preferred Stock promptly following the making thereof and such notice shall be accompanied by a schedule of computations of the adjustments. All calculations under this Article Fourth, paragraph B6 shall be made to the nearest three decimal points.

                  (h) Cancellation of Converted Series A Preferred Stock. Upon conversion of the shares of Series A Preferred Stock, the shares so converted will be canceled and may not be issued by the Corporation.

                  (i) Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions for the Series A Preferred Stock and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of such stock against impairment.

                  (j) Notices. Any notice to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

C.       Common Stock

         (1) After the requirements with respect to preferential dividends, if any, on any series of Preferred Stock, fixed pursuant to paragraph A(2)(b) of this Article Fourth shall have been met, then, and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors.

         (2) After distribution in full of the preferential amount, if any, fixed pursuant to paragraph A(2)(e) or B(4) of this Article Fourth, to be distributed to the holders of any series of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive such of the remaining assets of the Corporation of whatever kind available for distribution to the extent the Board of Directors shall determine.

         (3) Except as may be otherwise required by law or by this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of such stock held by him on all matters voted upon by the stockholders.

D.       Preemptive Rights

No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase, or receive any shares of stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or


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exchangeable for such shares, which may at any time or from time to time be issued, sold, or offered for sale by the Corporation.

FIFTH: The name and mailing address of the sole incorporator is: Andrew D. Hudders, Graubard Miller, 600 Third Avenue, 32nd Floor, New York, New York 10016.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The private property or assets of the stockholders of the Corporation shall not to any extent whatsoever be subject to the payment of the debts of the Corporation.

EIGHTH: Elections of directors need not be by written ballot unless otherwise provided in the By-laws of the Corporation.

NINTH: The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the By-laws of the Corporation. None of the directors need be a stockholder or a resident of the State of Delaware.

TENTH: The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation, subject to any provision contained in the statutes.

ELEVENTH: Any action required by law or by the Certificate of Incorporation or Bylaws of the Corporation to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

TWELFTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors, the chairman of the board of directors or the president of the Corporation or by any stockholder holding in excess of 10% of the outstanding shares of Common Stock . Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

THIRTEENTH: At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the directors, or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Article Thirteenth. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 70 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely, must be so delivered or received not later than the close of business on


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the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, or the shareholder proposing such business and any other stockholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Corporation's stock which are beneficially owned by the shareholder on the date of such shareholder notice and by any other stockholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal and by any other stockholders known by such shareholder to be supporting such proposal.

         The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Article Thirteenth. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Article Thirteenth, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

FOURTEENTH: Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of stockholders by or at the direction of the board of directors, by a nominating committee or person appointed by the board of directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article Fourteenth. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 70 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock



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of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to any rules or regulations under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of the shareholder, and (ii) the class and number of shares of the Corporation's stock which are beneficially owned by the shareholder on the date of such shareholder notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

          The presiding officer of the annual meting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Article Fourteenth. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article Fourteenth, he or she shall so declare at the annual meeting and any such defective nomination shall be disregarded.

FIFTEENTH: Subject to, and to the fullest extent permitted by, Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time, no director shall be liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the Corporation; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability under Section 174 of the Delaware General Corporation Law; or (4) a transaction from which the director derived an improper personal benefit. The Corporation shall indemnify any and all of its directors or officers or former directors, or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding, civil or criminal, in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding, civil or criminal, to be liable for any breach of the director's duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the General Corporation Law of Delaware or for any transaction from which such officer or director derived an improper benefit. Such indemnification shall not be deemed exclusive of any other rights to which those hereby indemnified may be entitled, under any By-law, agreement, vote of stockholders or otherwise.

SIXTEENTH: Notwithstanding anything contained in the Certificate of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of the Corporation shall be required to amend or repeal Articles Eleven, Twelve, Thirteen, Fourteen and Sixteen of this Certificate of Incorporation or to adopt any provision inconsistent therewith.



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          The undersigned, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate of Incorporation, hereby declaring, affirming, acknowledging, and certifying, under penalties of perjury, that this is the act and deed of the undersigned and that the facts stated herein are true, and accordingly has hereunto set his hand this 20th day of April, 2001.


                                             /s/ Andrew D. Hudders
                                             --------------------------------
                                             Andrew D. Hudders, Incorporator